Exhibit 99.1

FOR IMMEDIATE RELEASE

WHEELER REAL ESTATE INVESTMENT TRUST, INC. ANNOUNCES 2015 THIRD QUARTER FINANCIAL RESULTS

Reconciliation of non-GAAP financial measures, including FFO, Adjusted FFO, Property NOI, EBITDA and Adjusted EBITDA
are included in the accompanying financial tables.

Virginia Beach, VA –November 9, 2015 – Wheeler Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“Wheeler” or the “Company”) today reported operating and financial results for its third quarter ended September 30, 2015 and the nine month period ended September 30, 2015.

2015 Third Quarter Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased 104.4% or $3.7 million.

•	Property Net Operating Income (“NOI”) from continuing operations increased by 101.8%, or $2.4 million.

•	Adjusted Funds from Operations ("AFFO") of $0.02 per common share and common unit ("Operating Partnership Unit" or "OP Unit")

•	Average rental rate increase on renewals signed during the quarter was 12.60%.

•	Occupancy rate of 94.3% at September 30, 2015, compared to 95.2% at September 30, 2014.

•	During the quarter, the Company completed the acquisition of an additional 934,525 square feet of gross leasable area and 13.53 acres of undeveloped land.

•
For the three month period, the Company declared monthly cash dividends of approximately $0.0175 per share. On an annualized basis, this amounted to a dividend of $0.21 per common share and OP Unit, or a 11.1% dividend yield based on the September 30, 2015 closing price of $1.90 per share.

2015 Year-to-Date Highlights (all comparisons to the same prior year period unless otherwise noted)

•	Total revenue from continuing operations increased by 92.1% or $8.7 million for the nine month period ended September 30, 2015.

•	NOI from continuing operations increased by 79.7% to approximately $12.0 million for the nine month period ended September 30, 2015.

•
As of September 30, 2015, Wheeler’s property portfolio included 45 properties with a gross leasable area of 3,338,858 square feet and ten undeveloped properties totaling approximately 83 acres of land. As of September 30, 2014, the Company owned 28 properties with a gross leasable area of 1,755,845 square feet and owned three undeveloped properties totaling approximately 56 acres of land.

•
Announced the conversion of Wheeler's Series C Mandatorily Convertible Cumulative Perpetual Preferred Stock, no par value per share ("Series C Preferred Stock"), into 46,500,000 shares of the Company's Common Stock, $0.01 par value per share (the "Common Stock").

•
Secured a $45 million credit facility with KeyBank National Association. The facility includes a provision that under certain conditions allows for expansion of the facility to a maximum of $100 million through syndication with other lenders.

•
Initiated an exchange offer (the “Exchange Offer”) allowing holders of the Series A Preferred Stock, no par value per share (the “Series A Preferred Stock”) and the Series B Convertible Preferred Stock, no par value per share (the “Series B Preferred Stock”) to tender their shares in exchange for the Company’s Common Stock. During July 2015, 1,247 shares of Series A Preferred Stock, and 865,481 shares of the Series B Preferred Stock were exchanged for Common Stock. Approximately 69% of the Series A Preferred Stock and 54% of the Series B Preferred Stock were tendered, resulting in the issuance of 11.4 million new shares of the Company's Common Stock.

Jon S. Wheeler, Chairman and Chief Executive Officer, commented, “The third quarter of 2015 was another successful period for WHLR. Our acquisition activity was exponential as we added eleven necessity based retail shopping centers valued at $86 million with over 930,000 square feet of GLA to the portfolio. Our acquisition team continues to see portfolios of critical mass and this quarter we were able to demonstrate our expertise on sourcing and closing on favorable cap rates in the secondary and tertiary markets. We will remain focused on broadening our base with quality assets in an effort to achieve proper scale in the near term.”

“Our leasing efforts, for the eleventh straight quarter, saw positive rent spreads over 12% on renewals. We believe we have always bought well, and lease and manage extremely well. Once the acquisitions team finishes their job, the property management and leasing teams act quickly and professionally, often creating value at the property level almost immediately. Our occupancy level remains consistent, continually at 94% occupied or better for the year. In an effort to show our ability to create value for our shareholders and to streamline our business model of owning grocery anchored or shadow anchored retail properties, we listed eight of our single tenant free-standing assets for sale this quarter. The market for such properties is favorable and we were able to close on the sale of three properties during October. All three were sold to Ladder Capital for a combined sales price of $28.2 million. Having owned the assets for just over two years and selling them for a combined cap rate of 7.26% versus the original acquisition cap rate of 7.7%, we feel that this strategy demonstrated to the market the true value of our portfolio and our ability to recycle the capital from the sales into acquisitions that we think will produce solid returns for our shareholders. With another strong quarter under our belt, we continue to execute on our business plan and expect 2015 to continue to produce solid returns and sustainable growth for the company and its shareholders.”

2015 Third Quarter Financial Review

•
For the third quarter of 2015, total revenue from continuing operations increased by approximately 104.4% to $7.2 million, compared with total revenue from continuing operations of $3.5 million for the same prior year period.

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Net loss attributable to Wheeler REIT common shareholders for the three months ended September 30, 2015 was $22.1 million, or $0.35 per basic and diluted share, compared to a net loss of $4.6 million or $0.62 per basic and diluted share, during the same 2014 period. The increase in net loss for the second quarter 2015 was primarily due to the $13.1 million non-cash deemed dividend on the conversion of the Series C Preferred Stock and a $2.9 million increase in depreciation and amortization. Additionally, general and administrative expenses were impacted by internalizing management in October 2014 and $3.7 million in non-recurring expenses related to acquisitions, capital activities, regulatory compliance and other activities during the quarter. Increases in depreciation and amortization and preferred stock dividend payments from the offerings completed in April 2014, September 2014 and March 2015 also impacted the Company during the period.

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Wheeler reported Funds From Operations (FFO) available to common shareholders and holders of OP Units for the three months ended September 30, 2015 of $(2.6) million, or $(0.04) per share of Common Stock and OP Unit, compared to $(2.8) million, or $(0.29) per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the three months ended September 30, 2015 was $1.4 million, or $0.02 per share of Common Stock and OP Unit, compared to $(993,652), or $(0.11) per common share and OP Unit for the same period of the prior year.

•
NOI from continuing operations increased by 101.8% to $4.9 million for the three months ended September 30, 2015, as compared to NOI from continuing operations of $2.4 million for the prior year period.

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Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) was $4.2 million for the three months ended September 30, 2015, as compared to $1.5 million of Adjusted EBITDA for the three months ended September 30, 2014.

2015 Year-to-Date Financial Review

•
For the nine months ended September 30, 2015, total revenue from continuing operations increased by approximately 92.1% to $18.2 million, compared with total revenue from continuing operations of $9.5 million for the same prior year period.

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Net loss attributable to Wheeler REIT common shareholders for the nine months ended September 30, 2015 was $101.1 million, or $3.40 per basic and diluted share, compared to a net loss of $8.0 million, or $1.10 per basic and diluted share, during the same 2014 period. The increase in net loss for the nine months ended September 30, 2015 was primarily due to the $72.6 million non-cash deemed dividend on the conversion of the Series C Preferred Stock and a $6.7 million increase in depreciation and amortization. Earnings during the six month period were also impacted by internalizing management and $6.3 million in non-recurring expenses related to acquisitions, capital activities, regulatory compliance and other activities during the quarter, as well as depreciation and amortization and preferred stock dividend payments.

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Wheeler reported FFO available to common shareholders and holders of OP Units for the nine months ended September 30, 2015 of $(8.7) million, or $(0.26) per share of Common Stock and OP Unit, compared to $(2.8) million, or $(0.30) per share of Common Stock and OP Unit for the prior year period.

•
AFFO for the nine months ended September 30, 2015 was $(1.0) million, or $(0.03) per share of common stock and OP Unit, compared to $(108,603), or $(0.01) per common share and OP Unit for the same period of the prior year.

•
NOI from continuing operations increased by 79.7% to $12.0 million for the nine months ended September 30, 2015, as compared to NOI from continuing operations of $6.7 million for the prior year period.

•	Adjusted EBITDA was $9.5 million for the nine months ended September 30, 2015, as compared to $5.1 million of Adjusted EBITDA for the nine months ended September 30, 2014.

Acquisition Activity

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On January 9, 2015, the Company acquired 1.5 acres of undeveloped land in Virginia Beach, Virginia. The land will be used for a future development project and was acquired for approximately $1.6 million, of which $150,000 was paid for in cash with the remaining balance to be paid in OP Units on the earlier of the one year anniversary of the acquisition or completion of any development projects on the property.

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On January 14, 2015, the Company closed on the acquisition of Pierpont Centre, a 122,259 square foot shopping center located in Morgantown, West Virginia ("Pierpont") for a contract price of $13.9 million. Pierpont was 100% leased as of the acquisition date and was acquired using a combination of cash and bank debt. Major tenants include GNC, Hallmark, Michael’s, Ruby Tuesday and Outback Steakhouse.

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On March 27, 2015, the Company acquired Brook Run Properties, a 2.0 acre parcel of undeveloped land located adjacent to Brook Run Shopping Center in Richmond, Virginia. The Company purchased the property for $300,000, which Wheeler acquired for potential development activities and to compliment the adjacent shopping center owned by the Company.

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On April 1, 2015, the Company completed its acquisition of Alex City Marketplace, a 147,791 square foot shopping center located in Alexander City, Alabama ("Alex City") for a contract price of $10.3 million, paid through a combination of cash and debt. Alex City was 86% leased as of the acquisition date and its major tenants include Winn Dixie and Goody's.

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On April 15, 2015, the Company completed its acquisition of Butler Square, a 82,400 square foot shopping center located in Mauldin, South Carolina ("Butler Square") for a contract price of $9.4 million, paid through a combination of cash and debt. Butler Square was 100% leased as of the acquisition date and its major tenants include Bi-Lo and Dollar Tree.

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On June 2, 2015, the Company completed its acquisition of Brook Run Shopping Center, a 147,738 square foot shopping center located in Richmond, Virginia ("Brook Run") for a contract price of $18.5 million. Brook Run was 92% leased as of the acquisition date and its major tenants include Martin's Food Store and CVS. The Company acquired Brook Run from a related party through a combination of cash, the issuance of 574,743 OP Units and debt.

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On July 1, 2015, the Company completed its acquisition of Beaver Ruin Village, a 74,048 square foot shopping center located in Lilburn, Georgia ("Beaver Ruin Village") for a contract price of $12.4 million, paid through a combination of cash and debt. Beaver Ruin Village was 91% leased as of the acquisition date and its major tenants include Chase Bank, Firehouse Subs and State Farm Insurance.

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On July 1, 2015, the Company completed its acquisition of Beaver Ruin Village II, a 34,925 square foot shopping center located in Lilburn, Georgia ("Beaver Ruin Village II") for a contract price of $4.4 million, paid through a combination of cash and debt. Beaver Ruin Village II was 100% leased as of the acquisition date and its major tenants include AutoZone and Metro PCS.

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On July 1, 2015, the Company completed its acquisition of Columbia Fire Station, consisting of two vacant buildings on a 1.0 acre land parcel located in Columbia, South Carolina ("Columbia Fire Station") for a contract price of $2.4 million, paid through a combination of cash and debt. The Company plans to redevelop this property for retail use.

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On July 10, 2015, the Company completed its acquisition of Chesapeake Square, a 99,848 square foot shopping center located in Onley, Virginia ("Chesapeake Square") for a contract price of $6.3 million. Chesapeake Square was 76% leased as of the acquisition date and is anchored by a Food Lion grocery store. The Company acquired Chesapeake Square from a related party through a combination of cash and the issuance of 125,966 common units in the Operating Partnership.

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On July 21, 2015, the Company completed its acquisition of Sunshine Plaza, a 111,189 square foot shopping center located in Lehigh Acres, Florida ("Sunshine Plaza") for a contract price of $10.4 million. Sunshine Plaza was 96% leased as of the acquisition date and is anchored by a Winn-Dixie grocery store. The Company acquired Sunshine Plaza through a combination of cash and debt.

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On July 24, 2015, the Company completed its acquisition of Carolina Place consisting of a 2.14 acre parcel of land adjacent to Chesapeake Square for a contract price of $250,000 in cash. The Company acquired the property for potential development and to compliment the adjacent shopping center.

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On August 14, 2015, the Company completed its acquisition of 10.39 acres located in Hilton Head, South Carolina ("Hilton Head Land") for a contract price of $1.0 million paid in cash. The Company acquired the property for potential development and to compliment an adjacent redevelopment project.

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On August 21, 2015, the Company completed its acquisition of Cardinal Plaza, located in Henderson, North Carolina, Franklinton Square, located in Franklinton, North Carolina and Nashville Commons, located in Nashville, North Carolina (collectively known as the "Barnett Portfolio") for a contract price of $15.3 million. The Barnett Porfolio properties total 171,466 square feet, were 91% leased as of the acquisition date and all are anchored by Food Lion grocery stores. The Company acquired the Barnett Portfolio through a combination of cash and debt.

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On September 9, 2015, the Company completed its acquisition of Grove Park Shopping Center, a 106,557 square foot shopping center located in Orangeburg, South Carolina ("Grove Park") for a contract price of $6.6 million. Grove Park was 90% leased as of the acquisition date and is anchored by a Bi-Lo grocery store. The Company acquired Grove Park through a combination of cash and debt.

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On September 15, 2015, the Company completed its acquisition of Parkway Plaza Shopping Center, a 52,365 square foot shopping center and 2.1 acres of adjacent undeveloped land located in Brunswick, Georgia ("Parkway Plaza") for a contract price of $6.1 million. Parkway Plaza was 97% leased as of the acquisition date and is anchored by a Winn Dixie grocery store. The Company acquired Parkway Plaza through a combination of cash and debt.

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On September 30, 2015, the Company completed its acquisition of Fort Howard Square Shopping Center, a 113,652 square foot shopping center located in Rincon, Georgia ("Fort Howard Square") for a contract price of $11.5 million. Fort Howard Square was 95% leased as of the acquisition date and is anchored by nationally recognized tenants Goodwill and Dollar Tree. The Company acquired Fort Howard Square through a combination of cash and debt.

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On September 30, 2015, the Company completed its acquisition of Conyers Crossing Shopping Center, a 170,475 square foot shopping center located in Conyers, Georgia ("Conyers Crossing") for a contract price of $10.8 million. Conyers Crossing was 99% leased as of the acquisition date and is anchored by nationally recognized tenants Hobby Lobby and Burlington Coat Factory. The Company acquired Conyers Crossing through a combination of cash and debt.

Leasing Review

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For the three months ended September 30, 2015, the Company executed sixteen renewals totaling 76,980 square feet at a weighted-average increase of $1.15 per square foot, representing an increase of 12.60% over prior rates.

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For the nine months ended September 30, 2015, the Company executed forty-two renewals totaling 232,943 square feet at a weighted-average increase of $0.82 per square foot, representing an increase of 9.01% over prior rates.

•	For the three months ended September 30, 2015, Wheeler signed ten new leases totaling approximately 19,258 square feet with a weighted-average rate of $14.55 per square foot.

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Approximately 5.30% of Wheeler’s gross leasable area is subject to leases that expire during the twelve months ending September 30, 2016. Based on recent market trends, the Company believes that tenants will renew these leases at amounts and terms comparable to existing lease agreements.

Balance Sheet Summary

•	The Company’s cash and cash equivalents decreased to $8.0 million at September 30, 2015, compared to $10.0 million at December 31, 2014.

•	Wheeler’s net investment properties as of September 30, 2015 (including assets held for sale) were valued at $263.1 million, as compared to $152.3 million as of December 31, 2014.

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The Company’s total fixed-rate debt was $208.1 million (including debt associated with assets held for sale) at September 30, 2015, compared to $141.5 million at December 31, 2014. Wheeler’s weighted-average interest rate and term of the its fixed-rate debt (including debt associated with assets held for sale) was 4.79% and 7.13 years, respectively, at September 30, 2015, compared to 5.14% and 6.04 years, respectively, at December 31, 2014.

Dividend Distribution

•	For the three months ended September 30, 2015, the Company declared approximately $3.7 million in dividend payments for common shareholders and unitholders.

•	For the three months ended September 30, 2015, the Company declared approximately $422,800 in dividends to the Series A and Series B preferred shareholders.

•	For the nine months ended September 30, 2015, the Company declared approximately $6.1 million in dividend payments for common shareholders and unitholders.

•	For the nine months ended September 30, 2015, the Company declared approximately $4.3 million in dividends to the Series A, Series B and Series C preferred shareholders.

Subsequent Activity

•	On October 19, 2015, the Company completed its sale of Jenks Reasors for a contract price of $12.2 million.

•	On October 20, 2015, the Company completed its sale of Harp's at Harbor Point for a contract price of $5.0 million.

•	On October 27, 2015, the Company completed its sale of Bixby Commons for a contract price of $11.0 million.

Supplemental Information
Further details regarding Wheeler Real Estate Investment Trust, Inc.’s operations and financials for the period ended September 30, 2015, including a supplemental presentation, are available through the Company’s website by visiting www.whlr.us.

About Wheeler Real Estate Investment Trust, Inc.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns, with a particular emphasis on grocery-anchored retail centers. For additional information about the Company, please visit: www.whlr.us.

Financial Information
A copy of Wheeler’s Quarterly Report on Form 10-Q, which includes the Company’s consolidated financial statements and management’s discussion & analysis of financial condition and results of operations, will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through Wheeler’s website at www.whlr.us.

FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Wheeler considers FFO, AFFO, Pro Forma AFFO, Property NOI, EBITDA and Adjusted EBITDA to be important supplemental measures of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, the Company believes that it provides a performance measure that, when compared year-over-year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, legal and professional fees, and acquisition costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO and Pro Forma AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also believes that Property NOI, EBITDA and Adjusted EBITDA represent important supplemental measures for securities analysts, investors and other interested parties, as they are often used in calculating net asset value, leverage and other financial metrics used by these parties in the evaluation of REITs.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including (i) the future generation of financial returns from the acquisition of ‘necessity based’ retail focused properties; (ii) the Company’s ability to complete future acquisitions of properties and achieving proper scale; (iii) the Company's expectation to have high occupancy rates; (iv) the future generation of financial growth from the Company's anticipated execution of its business plan; (v) the anticipated renewals of the Company’s existing leases at amounts and terms comparable to existing leases; (vi) the anticipated implementation of the Company’s acquisition strategy; (vii) payment of future dividends on the Company’s preferred stock and common stock; and (viii) the anticipated sale of the remaining five single tenant free-standing assets listed for sale; and (ix) the anticipated ability to produce returns and growth for the Company and its shareholders. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on its knowledge and understanding of our business and industry. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “potential,” “predicts,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or the negative of such terms and variations of these words and similar expressions. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. You are cautioned to not place undue reliance on forward-looking statements, which reflect management’s view only as of the date of this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. Factors that could cause actual results to differ materially from any forward-looking statements made in this press release include:

•	the imposition of federal taxes if the Company fails to qualify as a REIT in any taxable year or opts to forego an opportunity to ensure REIT status;

•	uncertainties related to the national economy, the real estate industry in general and in our specific markets;

•	legislative or regulatory changes, including changes to laws governing REITs;

•	adverse economic or real estate developments in Virginia, Florida, Alabama, Georgia, South Carolina, North Carolina, New Jersey, Tennessee, Kentucky, West Virginia or Oklahoma;

•	increases in interest rates and operating costs;

•	inability to obtain necessary outside financing;

•	litigation risks;

•	lease-up risks;

•	inability to obtain new tenants upon the expiration of existing leases;

•	inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws; and

•	the need to fund tenant improvements or other capital expenditures out of operating cash flow.

Wheeler Real Estate Investment Trust, Inc.	The Equity Group Inc.

Robin Hanisch	Terry Downs

Corporate Secretary	Associate

(757) 627-9088 / robin@whlr.us	(212) 836-9615 / tdowns@equityny.com

Laura Nguyen	Adam Prior

Director of Marketing	Senior Vice-President

(757) 627-9088	(212)836-9606

lnguyen@whlr.us	aprior@equityny.com

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)
REVENUE:
Rental revenues	$5,552,882	$2,815,486	$13,479,755	$7,462,653
Asset management fees	132,335	—	465,817	—
Commissions	86,682	—	307,292	—
Tenant reimbursement and other income	1,395,314	690,928	3,961,021	2,016,689

Total Revenue	7,167,213	3,506,414	18,213,885	9,479,342

OPERATING EXPENSES:
Property operations	2,094,054	1,101,006	5,474,129	2,819,618
Non-REIT management and leasing services	299,566	—	901,118	—
Depreciation and amortization	4,824,448	1,961,041	11,672,780	4,996,141
Provision for credit losses	112,580	46,774	214,316	18,742
Corporate general & administrative	4,895,567	3,024,675	10,710,262	5,203,728

Total Operating Expenses	12,226,215	6,133,496	28,972,605	13,038,229

Operating Loss	(5,059,002)	(2,627,082)	(10,758,720)	(3,558,887)

Interest expense	(2,306,017)	(1,491,749)	(6,406,466)	(3,945,332)

Net Loss from Continuing Operations	(7,365,019)	(4,118,831)	(17,165,186)	(7,504,219)

Income from discontinued operations	206,603	117,078	488,343	351,137

Net Loss	(7,158,416)	(4,001,753)	(16,676,843)	(7,153,082)

Less: Net loss attributable to noncontrolling interests	(428,702)	(487,284)	(1,331,294)	(655,987)

Net Loss Attributable to Wheeler REIT	(6,729,714)	(3,514,469)	(15,345,549)	(6,497,095)

Preferred stock dividends	(2,279,907)	(1,088,062)	(13,116,232)	(1,552,320)

Deemed dividend related to beneficial conversion feature of preferred stock	(13,124,506)	—	(72,644,506)	—

Net Loss Attributable to Wheeler REIT Common Shareholders	$(22,134,127)	$(4,602,531)	$(101,106,287)	$(8,049,415)

Loss per share from continuing operations:
Basic and Diluted	$(0.35)	$(0.64)	$(3.41)	$(1.15)
Earnings per share from discontinued operations	0.00	0.02	0.01	0.05
	$(0.35)	$(0.62)	$(3.40)	$(1.10)

Weighted-average number of shares:
Basic and Diluted	63,262,408	7,430,413	29,757,718	7,316,147

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet

	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS:
Investment properties, net	$238,211,766	$127,140,394
Cash and cash equivalents	7,993,293	9,969,748
Rents and other tenant receivables, net	2,143,239	1,874,084
Goodwill	5,485,823	7,004,072
Assets held for sale	28,783,341	29,093,364
Above market lease intangibles, net	7,087,784	4,488,900
Deferred costs and other assets, net	49,331,780	25,400,706

Total Assets	$339,037,026	$204,971,268

LIABILITIES:
Loans payable	$186,283,498	$120,865,586
Liabilities associated with assets held for sale	21,943,128	20,722,981
Below market lease intangible, net	8,237,912	5,182,437
Accounts payable, accrued expenses and other liabilities	9,189,347	5,076,837
Total Liabilities	225,653,885	151,847,841

Commitments and contingencies	—	—

EQUITY:
Series A preferred stock (no par value, 4,500 shares authorized, 562 and 1,809 shares issued and outstanding, respectively)	452,971	1,458,050
Series B preferred stock (no par value, 3,000,000 shares authorized, 729,119 and 1,648,900 shares issued and outstanding, respectively)	16,996,622	37,620,254
Common stock ($0.01 par value, 150,000,000 and 75,000,000 shares authorized, 66,146,331 and 7,512,979 shares issued and outstanding, respectively	661,463	75,129
Additional paid-in capital	219,921,401	31,077,060
Accumulated deficit	(134,145,251)	(27,660,234)
Total Shareholders' Equity	103,887,206	42,570,259

Noncontrolling interests	9,495,935	10,553,168

Total Equity	113,383,141	53,123,427

Total Liabilities and Equity	$339,037,026	$204,971,268

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Funds From Operations (FFO)
(unaudited)

	Three Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2015	2014	2015	2014	2015	2014	$	%
Net income (loss)	$(4,557,929)	$(1,775,625)	$(2,600,487)	$(2,226,128)	$(7,158,416)	$(4,001,753)	$(3,156,663)	78.88%
Depreciation of real estate assets from continuing operations	1,363,476	1,468,381	3,460,972	492,660	4,824,448	1,961,041	2,863,407	146.01%
Depreciation of real estate assets from discontinued operations	105,187	244,203	61,188	—	166,375	244,203	(77,828)	(31.87)%
Depreciation of real estate assets	1,468,663	1,712,584	3,522,160	492,660	4,990,823	2,205,244	2,785,579	126.32%

FFO	$(3,089,266)	$(63,041)	$921,673	$(1,733,468)	$(2,167,593)	$(1,796,509)	$(371,084)	20.66%

	Nine Months Ended September 30,
	Same Stores		New Stores		Total		Period Over Period Changes
	2015	2014	2015	2014	2015	2014	$	%
Net income (loss)	$(10,418,532)	$(4,926,954)	$(6,258,311)	$(2,226,128)	$(16,676,843)	$(7,153,082)	$(9,523,761)	133.14%
Depreciation of real estate assets from continuing operations	4,232,313	4,503,481	7,440,467	492,660	11,672,780	4,996,141	6,676,639	133.64%
Depreciation of real estate assets from discontinued operations	560,203	730,649	69,073	—	629,276	730,649	(101,373)	(13.87)%
Depreciation of real estate assets	4,792,516	5,234,130	7,509,540	492,660	12,302,056	5,726,790	6,575,266	114.82%

FFO	$(5,626,016)	$307,176	$1,251,229	$(1,733,468)	$(4,374,787)	$(1,426,292)	$(2,948,495)	206.72%

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries Reconciliation of Adjusted Funds From Operations (AFFO) (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
FFO	$(2,167,593)	$(1,796,509)	$(4,374,787)	$(1,426,292)
Preferred stock dividends	(2,279,907)	(1,088,062)	(13,116,232)	(1,552,320)
Preferred stock accretion adjustments	1,857,133	114,719	8,836,696	181,856
FFO available to common shareholders and common unitholders	(2,590,367)	(2,769,852)	(8,654,323)	(2,796,756)
Acquisition costs	1,733,639	1,505,000	3,167,378	1,905,000
Capital related costs	1,826,240	—	2,447,890	—
Other non-recurring expenses (1)	149,833	—	566,813	—
Share-based compensation	54,700	45,000	356,000	190,000
Straight-line rent	(108,595)	41,844	(202,030)	179,953
Loan cost amortization	303,463	140,068	1,048,711	414,668
Above (below) market lease amortization	153,512	44,288	562,987	(1,468)
Perimeter legal accrual	3,504	—	127,804	—
Tenant improvement reserves	(76,500)	—	(199,400)	—
Recurring capital expenditures	(90,200)	—	(237,700)	—
AFFO	$1,359,229	$(993,652)	$(1,015,870)	$(108,603)

Weighted Average Common Shares	63,262,408	7,430,413	29,757,718	7,316,147
Weighted Average Common Units	4,149,556	2,029,768	3,797,605	1,967,428
Total Common Shares and Units	67,411,964	9,460,181	33,555,323	9,283,575
FFO per Common Share and Common Units	$(0.04)	$(0.29)	$(0.26)	$(0.30)
AFFO per Common Share and Common Units	$0.02	$(0.11)	$(0.03)	$(0.01)
Pro Forma AFFO per Common Share and Common Units (2)	$0.02		$0.07

(1)    Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our June 2015 Quarterly Report on Form 10-Q.
(2)    Pro forma AFFO assumes the following transactions had occurred on January 1, 2015: (i) the Pierpont Center, Alex City Marketplace, Butler Square, Brook Run Shopping Center, Beaver Ruin Village, Beaver Ruin Village II, Chesapeake Square, Sunshine Plaza, Barnett Portfolio, Grove Park, Parkway Plaza, Ft. Howard Square and Conyers Crossing acquisitions; the sales of Bixby Commons, Harps and Jenks Reasors; the Series C Preferred Stock capital raise and subsequent conversion; and the Series A Preferred Stock and Series B Convertible Preferred Stock exchange offer that closed on July 23, 2015. Additionally, we excluded all non-recurring expenses detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our September 2015 Quarterly Report on Form 10-Q, the Lumber River loan which was paid off on May 1, 2015 and any additional common stock and common units issued during the nine months ended September 30, 2015 were outstanding for the entire period. The Pro forma AFFO is being presented solely for purposes of illustrating the potential impact of these transactions as if they occurred on January 1, 2015, based on information currently available to management, and is not necessarily indicative of what actual results would have been had the transactions referred to above occurred on January 1, 2015.

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Property Net Operating Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)
Property revenues	$6,948,196	$3,506,414	$17,440,776	$9,479,342
Property expenses	2,094,054	1,101,006	5,474,129	2,819,618

Property Net Operating Income	4,854,142	2,405,408	11,966,647	6,659,724

Asset Management and Commission Revenues	219,017	—	773,109	—

Non-REIT management and leasing services	299,566	—	901,118	—
Depreciation and amortization	4,824,448	1,961,041	11,672,780	4,996,141
Provision for credit losses	112,580	46,774	214,316	18,742
Corporate general & administrative	4,895,567	3,024,675	10,710,262	5,203,728

Total Other Operating Expenses	10,132,161	5,032,490	23,498,476	10,218,611

Interest expense	2,306,017	1,491,749	6,406,466	3,945,332

Net Loss from Continuing Operations	(7,365,019)	(4,118,831)	(17,165,186)	(7,504,219)
Net Income from Discontinued Operations	206,603	117,078	488,343	351,137
Net Loss	$(7,158,416)	$(4,001,753)	$(16,676,843)	$(7,153,082)

Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Reconciliation of Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(unaudited)
Net Loss	$(7,158,416)	$(4,001,753)	$(16,676,843)	$(7,153,082)
Add back: Depreciation and amortization (1)	5,144,335	2,249,532	12,865,043	5,725,322
Interest Expense (2)	2,544,402	1,720,835	7,140,459	4,626,410
EBITDA	530,321	(31,386)	3,328,659	3,198,650
Adjustments for items affecting comparability:
Acquisition costs	1,733,639	1,505,000	3,167,378	1,905,000
Capital related costs	1,826,240	—	2,447,890	—
Other non-recurring expenses (3)	149,833	—	566,813	—
	$4,240,033	$1,473,614	$9,510,740	$5,103,650
(1) Includes above (below) market lease amortization and amounts associated with assets held for sale.
(2) Includes loan cost amortization and amounts associated with assets held for sale.
(3) Other non-recurring expenses are detailed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our September 2015 Quarterly Report on Form 10-Q.